Exhibit 99.2
SKYPE TECHNOLOGIES S.A.
AND SUBSIDIARIES
Consolidated Financial Statements
As of December 31, 2004 and 2003 and for each of the years then ended

PricewaterhouseCoopers
Société à responsabilité limitée
Réviseur d’Entreprises
400, route d’Esch
B.P. 1443
L-1014 Luxembourg
Telephone +352 494848-1
Facsimile +352 494848-2900
Report of Independent Auditors
To the Board of Directors and Shareholders of
Skype Technologies S.A.
We have audited the accompanying consolidated balance sheets of Skype Technologies S.A. and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, statements of changes in stockholders’ equity and statements of cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skype Technologies S.A. and its subsidiaries at December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers. S.à r.l.	Luxembourg, November 18, 2005
Réviseur d’Entreprises

Skype Technologies S.A.
and Subsidiaries
CONSOLIDATED BALANCE SHEETS
As of December 31, 2004 and 2003
(expressed in thousands of USD)

		December 31,	December 31,
ASSETS	Notes	2004	2003

Current assets

Cash and cash equivalents		18,625	1,772
Deposits	4	730	—
Trade accounts receivable	2m	2,583	—
Other receivables		495	—
Prepaid expenses and other current assets		88	7

Total current assets		22,521	1,779

Non-current assets
Deposits	4	133	—

		133	—

Fixed assets, at historical cost	5	339	—
Less: accumulated depreciation		(36)	—

		303	—

Total assets		22,957	1,779

The accompanying notes are an integral part of these financial statements.

Skype Technologies S.A.
and Subsidiaries
CONSOLIDATED BALANCE SHEETS
As of December 31, 2004 and 2003
(expressed in thousands of USD)

LIABILITIES AND
STOCKHOLDERS’ EQUITY	Notes	December 31, 2004	December 31, 2003

Current liabilities
Accounts payable
Trade payables		3,974	261
Payable to related parties	10	173	—
Other payables	6	1,876	430

		6,023	691

Accrued liabilities	7	2,484	—
Deferred revenue	2h	6,031	—

Total current liabilities		14,538	691

Stockholders’ Equity	8
Common stock		475	475
Series A-1 preferred stock		86	86
Series A-2 preferred stock		118	118
Series B preferred stock		274	—

Additional paid-in capital	8	21,013	3,520

Accumulated deficit		(14,615)	(3,013)

Accumulated other comprehensive income/(loss)		1,068	(98)

Total stockholders’ equity		8,419	1,088

Total liabilities and stockholders’ equity		22,957	1,779

The accompanying notes are an integral part of these financial statements.

Skype Technologies S.A.
and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2004 and 2003
(expressed in thousands of USD)

	Notes	2004	2003
Revenues		6,225	—
Cost of sales (excluding depreciation and amortization), of which $38 (2003: $ nil) with related parties		(6,714)	—
Research and software development costs, of which $2,139 (2003: $748) with related parties	2f	(2,228)	(970)
Selling, general and administrative expenses	11	(8,887)	(708)
Depreciation and amortization	5	(36)	—

Operating loss		(11,640)	(1,678)

Interest expense	8	—	(133)
Cost of debt conversion	8	—	(1,202)
Interest income and other		176	—
Exchange loss, net		(13)	—

Loss before income taxes		(11,477)	(3,013)

Income tax expense	12	(125)	—

Net loss		(11,602)	(3,013)

The accompanying notes are an integral part of these financial statements.

Skype Technologies S.A.
and Subsidiaries
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the years ended December 31, 2004 and 2003
(expressed in thousands of USD except number of shares)

							Accumulated
	Number of	Number of					other compre-
	common stocks	preferred			Additional paid-in		hensive
	outstanding	stocks outstanding	Common stock	Preferred stock	capital	Accumulated deficit	income/(loss)	Total
			US$ ’000	US$ ’000	US$ ’000	US$ ’000	US$ ’000	US$ ’000
Stock issuance on incorporation as of November 3, 2003:
• Common stocks	24,800		35					35

Stock issuance as of November 27, 2003
• Series A-1 preferred stocks		57,606		86	1,187 (a)			1,273
• Series A-2 preferred stocks		10,257		15	290			305
• Series A-2 preferred stocks		62,192		93	1,757			1,850

On November 27, 2003, conversion of issued	(24,800)
shares into 320,502 shares of no par value by	320,502		440		(440)			—
an appropriation from additional paid-in capital

On November 27, 2003, issuance of 18,992 warrants					537			537

Stock issuance as of December 8, 2003
• Series A-2 preferred stocks		6,499		10	189			199

Comprehensive loss:
• Loss for the year						(3,013)		(3,013)
• Other comprehensive loss
Currency Translation Adjustment							(98)	(98)

Total Comprehensive Loss								(3,111)

Balance as of December 31, 2003	320,502	136,554	475	204	3,520	(3,013)	(98)	1,088

Stock issuance as of March 26, 2004
• Series A-2 preferred stocks		52

Stock issuance as of March 26, 2004
• Series B preferred stocks		180,756		274	17,493			17,767

Comprehensive loss:
• Loss for the year						(11,602)		(11,602)
• Other comprehensive income
Currency Translation Adjustment							1,166	1,166

Total Comprehensive Loss								(10,436)

Balance as of December 31, 2004	320,502	317,362	475	478	21,013	(14,615)	1,068	8,419

(a)	Including a beneficial conversion feature of $116 (Note 8)
The accompanying notes are an integral part of these financial statements.

Skype Technologies S.A.
and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2004 and 2003
(expressed in thousands of USD)

	Notes	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		(11,602)	(3,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		36	—
Amortization of beneficial conversion feature, accounted for as interest expense		—	116
Loss on conversion of debt	8	—	1,202
Changes in operating assets and liabilities:
- (increase) in trade accounts receivable		(2,583)	—
- (increase) in other receivables		(495)	—
- (increase) in prepaid expenses and other current assets		(81)	(7)
- increase in trade payables		3,713	261
- increase in payable to related parties		173	—
- increase in accrued liabilities		2,484	—
- increase in other payables		1,446	430
- increase in deferred revenue		6,031	—
- (increase) in deposits		(840)	—

Net cash used in operating activities		(1,718)	(1,011)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets, net of disposals		(314)	—

Net cash used in investing activities		(314)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock		17,767	2,820

Net cash provided by financing activities		17,767	2,820

Increase in cash and cash equivalents		15,735	1,809
Effect of exchange rate changes on cash		1,118	(37)

Cash and cash equivalents at beginning of the year		1,772	—

Cash and cash equivalents at end of the year		18,625	1,772

Non cash financing/investing activities:
- Conversion of debt to equity		—	1,202
In 2004 and 2003, the Group did not pay any interest and taxes.
The accompanying notes are an integral part of these financial statements.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND HISTORY
Skype Technologies S.A. (the “Company”) and its subsidiaries together form the Skype group (the “Group”). The Company is a limited liability company incorporated and domiciled in Luxembourg. The Company was incorporated on November 3, 2003 and has its registered office at 15, rue Notre-Dame L-2240 Luxembourg.
Skype is a Global peer-to-peer (“P2P”) Voice-Over-Internet Protocol (“VoIP”) Group which offers consumers free, superior-quality calling worldwide as well as providing the capability to paying customers to connect to telephone networks and benefit from VoIP related paid services. The Group mainly operates in the U.S., Latin America, Europe and Asia.
Until July 2004, the Group devoted substantially all of its efforts to developing new business and, as principal operations had not yet commenced, the Group qualified as a development stage company. Since July 2004, the Group has generated sufficient revenues to no longer qualify as a development stage company.
The current regulatory environment for Voice-Over-Internet Protocol (“VoIP”) is uncertain, and is rapidly evolving. In most jurisdictions in which the Group operates, there are little or no regulatory requirements for providing the Group’s VoIP related services, although many jurisdictions are contemplating regulating VoIP services, and in some jurisdictions there are proposed regulations being actively considered. Some of those proposed regulations, and the interpretation of them, could impose obligations on VoIP services that would place additional obligations on the Group or its suppliers, and may inhibit the provision of certain VoIP services or combination of services in some jurisdictions for some period of time. The Group believes that any such regulations would apply equally to all VoIP providers, and thus would not place the Group at a competitive disadvantage, although in some cases it could be more difficult for the Group to implement solutions to regulatory changes due to its use of peer-to-peer technology.
It is not possible to provide any assurance about the Group’s ability to comply with future regulatory changes; however, the Group is actively monitoring the regulatory process in many markets and believes that the regulatory environment will evolve in a manner that recognizes the significant benefits and practical realities of utilizing the full capabilities of the internet for voice communication and related services. Consequently, the Group believes that, although new regulations may impose additional obligations on VoIP providers, such regulations will not fundamentally impair the provision of VoIP services over the longer term.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND HISTORY — CONTINUED
Reorganization of companies under common control
On November 19, 2003, the controlling stockholder of the Group sold its 100% ownership in Skyper Ltd to the Company for a consideration of €31,000 (approximately $37,000). Skyper Ltd is a company incorporated in the Bahamas on October 22, 2002. This transaction represents a reorganization of entities under common control and has been accounted for in a manner similar to a pooling-of-interests for the periods presented. Accordingly, the consolidated financial statements of the Group have been presented using historical carrying costs of Skyper Ltd.
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The consolidated financial statements of the Group are presented in US Dollar (“USD”) and have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).
a) Basis of consolidation
Subsidiaries
The consolidated financial statements include the accounts of the Company and its subsidiaries, over which it has the ability to exercise unilateral control.
All significant inter-company transactions and balances have been eliminated in the consolidation.
b) Use of estimates
The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amounts of revenues and expenses recognized during the reporting period. On an ongoing basis, Management evaluates estimates, including those related to provisions for doubtful accounts, legal contingencies, accruals and income taxes. Management based its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
c) Cash equivalents
Highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.
d) Trade accounts receivable
Trade accounts receivable are carried at original invoice amount less allowance made for doubtful accounts of these receivables. An allowance for doubtful accounts for trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. As of December 31, 2004 and 2003, no allowance for doubtful accounts has been recorded.
e) Fixed assets
Fixed assets are stated at cost, net of depreciation. All repairs and maintenance expenditures are expensed as incurred.
Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives are as follows:
- Furniture, fixtures and office equipment      3 years
- Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
f) Software development costs
Software to be sold, leased or otherwise marketed.
The Group develops and continues to enhance its P2P software (“Skype software”) which is downloaded by Skype customers in order to use the Group’s services. This software is accounted for as software to be sold, leased or otherwise marketed in accordance with FASB issued Statement No. 86, “Accounting for the costs of computer softwares to be sold, leased, or otherwise marketed”. The Group expenses the costs of research, including predevelopment efforts prior to establishing technological feasibility of the Skype software, and costs incurred for training and maintenance. Software development costs are capitalized when technological feasibility has been established and anticipated future revenues assure recovery of the capitalized amounts. Capitalization stops when the product is available for general release to customers. Because of the short time period between technological feasibility and product release, and the insignificant amount of costs incurred during such period, the Group has not capitalized any software development costs to date.
Software developed for internal use
The Group is developing its operating systems to support its paid services. The Group accounts for these systems as software developed for internal use, in accordance with SOP 98-1, “Accounting for costs of computer softwares developed or obtained for internal use”. The Group expenses the costs related to preliminary project stage. Capitalization of costs begins when the preliminary project stage is completed and management authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended.
Costs then capitalized include external direct costs of materials and services consumed in developing or obtaining internal-use computer software and direct payroll and payroll-related costs.
Because of the insignificance of costs that meet criteria for capitalization and incurred to develop various software, including the operating system, the Group has not capitalized any software development costs to date.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
g) Impairment of long-lived assets
The recoverability of the Group’s long-lived assets is subject to the future performance of the Group’s operations and the evolution of the business in accordance with its plans. In evaluating the recoverability of its assets, the value and future benefits of the Group’s operations are periodically reviewed by Management based on technological, regulatory and market conditions. In accordance with SFAS 144, “Accounting for the impairment or Disposal of Long-Lived Assets”, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying value of an asset exceeds the undiscounted future cash flows expected to be generated by that asset, an impairment loss is measured based on the difference between the estimated fair value and the carrying amount of the asset. Management’s estimates of fair value are based on market prices of similar assets to the extent available under the circumstances and the result of valuation techniques; these include net present values of estimated future cash flows and valuations based on market transactions in similar circumstances. For new product launches where no comparable market information is available, management bases its view on recoverability primarily on cash flow forecasts. In conjunction with the evaluation of a possible impairment of the long-lived assets’ carrying value, the Group also evaluates the appropriateness of the estimated useful lives of the long-lived assets. There were no impairment losses recorded for 2004 and 2003.
h) Revenue recognition
The Group earns revenues primarily from prepaid subscriber services and to a lesser extent, fees earned from the offering of Skype’s products by third-parties.
The Group recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the fees are fixed or determinable and collection is reasonably assured.
As of December 31, 2004, the majority of the Group’s revenues is derived from “Skype-Out” services which consist of calls made from the internet to the telephone network for a fee. Such fees which are prepaid are deferred and recorded as “Deferred revenue” until recognized as revenues at the time of customer usage. Prepaid fees are contractually valid for six months after activation and unused credits after that period are recognized as revenues (breakage). Discounts and incentives are accounted for as a reduction of revenues.
For services which are covered by an upfront yearly or quarterly subscription fee, recognition of revenue is deferred as “Deferred revenue” and recognized ratably over the subscription period.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
In addition to the direct relationship that the Group has with the majority of its subscribers, the Group also has agreements with companies whereby those companies’ customers are offered a co-branded subscription service. When the agreement provides that the Group is the party responsible for providing the service and has control over the fees charged to customers, the Group records the gross amount billed as revenue. When the agreement provides that Skype is not the primary obligor to provide such co-branded services, Skype records the net amount received from those companies as revenue, which is in accordance with EITF 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”.
In 2004, the Group started to market bundled services. These transactions contain multiple elements and the Group applies EITF 00-21, “Revenue Arrangements with Multiple Deliverables” to these arrangements. The various elements of the arrangement are separable and each element is recognized separately in accordance with SEC Staff Accounting Bulletin, No. 104, Revenue Recognition. In accounting for multiple deliverables, management’s judgment is necessary when identifying the nature of deliverables in an arrangement as well as measuring and allocating fair value to the multiple deliverables.
The Group offers promotional vouchers to consumers to subscribe for a fixed amount to enable them to try Skype-Out on a free trial basis. The associated incremental costs thereon are provided for as a liability and recorded as selling expenses in the statement of operations.
i) Cost of sales
Cost of sales consists principally of billing and collection costs, hosting cost, termination fees for calls and the direct costs of rendering services.
Payment processing costs are expensed as incurred and included under the caption “cost of sales.”
j) Income taxes
The Group companies are subject to taxation in the countries in which they operate. Corporate tax, including deferred taxation where appropriate, is applied at the applicable current rates on their taxable profits. Deferred income taxes are determined using the liability method whereby the future expected consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements are recognized as deferred tax assets and liabilities. Deferred tax assets are recognized subject to a valuation allowance to reduce the balance to an amount, which is more likely than not to be realized.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
k) Leases
Operating lease rentals are charged to the profit and loss account on a straight-line basis over the term of the lease.
l) Foreign currency translation
The reporting currency of the Group is the USD (US$ or $). The functional currency of the Group and most of its subsidiaries is the Euro (“EUR”).
In the financial statements of Group companies, transactions denominated in a currency other than the functional currency are recorded in the functional currency at the actual exchange rate existing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at year-end are reported at the exchange rates prevailing at year-end. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the consolidated statements of operations.
For the purpose of consolidating subsidiaries that report in currencies other than the USD, assets and liabilities are translated using exchange rates on the respective balance sheet dates. Income and expense items are translated using the average rates of exchange for the periods involved. The resulting translation adjustments are recorded in stockholders’ equity.
The following is a table of the principal currency translation rates to the USD:

		2004	2004	2003	2003
Country	Currency	Average rate	Period-end rate	Average rate	Period-end rate

United Kingdom	GBP	0.5459	0.5221	0.6121	0.5609
Europe	EUR	0.8047	0.7377	0.8848	0.7962
Estonia	EEK	12.582	11.5533	13.827	12.4565
m) Concentration of credit risk
Financial instruments, which potentially subject the Group to concentrations of credit risk, are primarily cash and cash equivalents, deposits, and accounts receivable. The counter parties to the agreements relating to the Group’s cash and cash equivalents and deposits are well established financial institutions. Accordingly, management does not believe there is a significant risk of non-performance by these counter parties. As of December 31, 2004, Group’s trade accounts receivable mainly comprises receivables from payment processing suppliers. The Group estimates and records, if appropriate, an allowance for doubtful accounts based upon the expected collectibility of all trade accounts receivable.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED
n) Financial Risk Management
The Group’s activities expose it to a variety of financial risks including price, fraud, currency exchange rates and liquidity risks. The Group’s overall risk management approach considers the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.
Price risk
The Group seeks to maintain multiple suppliers and terms with suppliers and customers that allow for pricing adjustments within reasonable time delays should market conditions change significantly.
Fraud risk
The Group is exposed to fraudulent credit card usage over the internet and is subject to the charge-back costs and potential fines which credit card companies could impose in such circumstances. The Group manages fraud risks via customer and credit card verification processes.
Currency exchange rates risk
The Group operates internationally and is exposed to currency exchange rates risk from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group seeks to reduce its foreign currency exposure through a policy of matching, as far as possible, assets and liabilities denominated in foreign currencies.
Liquidity risk
Prudent liquidity risk management implies maintaining sufficient funding. Due to the dynamic nature of the underlying businesses, the Group aims to maintain flexibility in funding by keeping adequate cash balances available.
o) Financial assets and liabilities
The fair value of financial assets and liabilities, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate carrying value, principally because of the short maturity of these items. The Group does not have long term liabilities and financing.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 3 – GROUP COMPANIES
The companies included in the consolidated financial statements other than the Company are the following:

		Holding	Holding
		as	as
		Dec. 31,	Dec. 31,
Name of the Company	Country	2004	2003
		%	%
Skype Communications S.A.	Luxembourg	100	-	*
Skype Software S.A.	Luxembourg	100	-	*
S Technologies Ltd	UK	100	-	*
Skype Technologies OU	Estonia	100	-	*
Skype Ltd	Ireland	100	-	*
Skyper Ltd	Bahamas	100	100
Skype Inc.	United States of America	100	-	*

*	Companies incorporated in 2004
NOTE 4 – DEPOSITS
The Group maintains deposits for a total of $0.9 million (2003: $ nil) as guarantee deposits on certain rental properties and to providers of services to the Group.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 5 – FIXED ASSETS
Fixed assets at December 31, 2004 and 2003 comprise the following:

	2004	2003
	US$ ’000	US$ ’000
Leasehold investments	32	—
Furniture, fixtures and office equipment	282	—

	314	—
Exchange difference	25	—

Fixed assets, at historical cost	339	—
Less:
Accumulated depreciation	(36)	—

Fixed assets, net	303	—

As of December 31, 2004 and 2003 no interest has been capitalized.
NOTE 6 – OTHER PAYABLES
Other payables consist of the following as of December 31, 2004 and 2003:

	2004	2003
	US$ ’000	US$ ’000
VAT	990	—
Payroll and social security	293	162
Payroll taxes	163	—
Travel expenses	298	63
Other	132	205

	1,876	430

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 7 – ACCRUED LIABILITIES

	2004	2003
	US$ ’000	US$ ’000
Professional services	760	—
Marketing expenses	146	—
Credit card fine provision	678	—
Chargeback provision	609	—
Other	291	—

	2,484	—

Credit card fine provision
Consistent with most pay services conducted over the internet, the Group has experienced fraudulent credit card usage and is subject to the potential fines which credit card companies may impose in such circumstances. The Group has recorded a provision of $0.7 million as of December 31, 2004, in respect of this risk which represents the Group’s best estimate of the probable risk based on information available.
Chargeback provision
The chargeback provision relates to costs charged by financial institutions in relation with fraudulent credit card usage over the internet that occurred in 2004.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 8 – STOCKHOLDERS’ EQUITY
a) Common stock, preferred stocks and additional paid-in capital
On November 3, 2003, the Company was incorporated with a share capital of €31,000 ($35,514) consisting of 24,800 registered ordinary shares, at a par value of €1.25 ($1.43) each.
At the time of the reorganization of the entities under common control on November 19, 2003 (refer to note 1), Skyper Ltd had outstanding Bridge Loan Financing Agreements (the “Agreements”) and Promissory Notes (the “Notes”) with third party financial investors for an accumulated nominal value of $716,325 and accrued interest of €15,208 ($18,090) as of November 20, 2003 (interest accruing at 7% per year compounded on a monthly basis). The Agreements and Notes were unsecured convertible loans being convertible into series A-1 and A-2 preferred stocks at agreed conversion rates. With the exception of one Agreement, the conversion rate equals to the subscription price agreed with any third party financial investors at a subsequent round of financing, unless the pre-money valuation exceeded an agreed-upon threshold, upon which the investor is entitled to receive a specified percentage of the Company’s shares as of the time of the financing. One Agreement with a nominal value of €100,000 is convertible at a conversion rate which is in the money at the issuance date. This embedded beneficial conversion feature has been accounted for in accordance with EITF 98-5, “Accounting for convertible securities with beneficial conversion feature or contingently adjustable conversion ratios”. The intrinsic value of the embedded conversion feature exceeds the total amount of the proceeds of the convertible securities and, accordingly, the total proceeds on the issuance of the convertible securities was credited to additional paid-in capital for an amount of €100,000 ($115,810). The debt discount resulting from the allocation of proceeds to the beneficial conversion feature has been amortized over the period from the issuance of the Agreement to its conversion on November 20, 2003. The Company has recognized this amortization as interest expense in the statement of operations for the year ended December 31, 2003. In addition, the Agreements also contained a provision whereby, the investors would be entitled to subscribe for a specified number of warrants for shares indexed to the amount of shares issued on conversion. The warrants would have an exercise price equal to the subscription price agreed with any third party financial investors at subsequent round of financing.
Subsequent to the reorganization, on November 27, 2003, the Bridge Loan Financing was converted into series A-1 preferred stocks, resulting in the issuance of 57,606 shares of Series A-1 preferred stocks, which have been recorded for a total amount of €975,173 ($1,157,260) allocated between share capital for €72,008 ($85,675) and additional paid-in capital for €903,165 ($1,071,585) and the issuance of 18,992 warrants with a right to subscribe to Series A-1 preferred stocks. The warrants were exercisable on issue at an exercise price of €1.25 per share, with an exercise period of five years.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 8 – STOCKHOLDERS’ EQUITY — CONTINUED
In addition, other outstanding Notes were converted into Series A-2 preferred stocks at a conversion price of €24.73 ($29.42) per share resulting in the issue of 10,257 shares of Series A-2 preferred stocks.
The aggregate fair value of the shares and warrants issued on November 27, 2003 amounts to €2,147,635 ($2,555,256). However, the original contractual conversion conditions were such that shares and warrants with an aggregated fair value of €1,083,850 ($1,289,564) would have been issued. The incremental fair value of shares and warrants issued amounting to €1,063,785 ($1,202,289) represents an inducement to convert and has been recorded in the statement of operations within the caption “Cost of debt conversion”.
On November 27, 2003, the Company issued 62,192 shares of Series A-2 preferred stocks for an aggregate amount of €1,554,800 ($1,849,901) allocated between share capital for €77,740 ($92,495) and additional paid-in capital for €1,477,060 ($1,757,406).
On November 27, 2003, the stockholders resolved to convert each of the 24,800 existing ordinary shares into 12.9234677 new ordinary shares by appropriating an amount of €369,628 ($439,783) from additional paid in capital to common stocks.
On December 8, 2003, the Board of Directors of the Company resolved to issue 6,499 Series A-2 preferred stocks, for a total amount of €162,475 ($198,658) allocated between share capital for €8,124 ($9,934) and additional paid-in capital for €154,351 ($188,724).
On March 26, 2004, the Stockholders resolved to increase the issued share capital of the Company by the issue of 52 shares of A-2 preferred stocks of no par value by a transfer from additional paid-in capital of €65 ($81).
On March 26, 2004, the Stockholders resolved to ratify and approve the execution on behalf of the Company of a «Series B Preferred Stocks Purchase Agreement» dated February 11, 2004. 180,756 Series B preferred stocks were issued in consideration of subscriptions for an aggregate consideration of €14,644,465 ($17,766,665) allocated between share capital for €225,945 ($274,116) and additional paid-in capital for €14,418,520 ($17,492,549).

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 8 – STOCKHOLDERS’ EQUITY — CONTINUED
As of December 31, 2004, the share capital of the Company consisted of the following:

	Shares	Shares
	authorized	issued

Common stock	773,402	320,502
Series A-1 preferred stocks	76,598	57,606
Series A-2 preferred stocks	79,000	79,000
Series B preferred stocks	180,756	180,756
Series A-1, A-2 and B preferred stocks:
As further described in the Company’s Articles of Association, the preferred stocks (Series A-1, A-2 and B) have preferences related to:
(1)	a right to convert into ordinary shares with the conversion price subject to adjustment in case of certain dilutive events. Depending upon events, the conversion is at the option of the holder or automatic;

(2)	a right to dividends equal to 7% (on an annualized non-cumulative basis) of the related preferred stocks issuance price when and if dividends are declared out of funds legally available for such purposes;

(3)	a preference in case of liquidation equal to the issue price of the related preferred stocks plus any accrued or declared but unpaid dividends;

(4)	specific board representation, and;

(5)	the vote or written consent of the holders of at least a majority of the outstanding preferred stocks is required, voting together as a class, to effectuate certain actions.

(6)	a share in the Company’s remaining assets up to three times the initial issue price of the preference shares, in case of liquidation and after repayment of the issue price of the related shares plus any accrued or declared but unpaid dividends.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 9 – PERSONNEL CHARGES
The following personnel charges are included in cost of sales, selling, general and administrative expenses and research and software development costs:

	2004	2003
	US$ ’000	US$ ’000
Wages and salaries	1,407	147
Social security costs	92	—
Other	256	—

	1,755	147

NOTE 10 – RELATED PARTY TRANSACTIONS
Software license
In November 2003, Skype signed an agreement with a software development company which granted Skype a perpetual non exclusive license on its software, with exclusive use of the software for the limited purpose of providing P2P telephony, multi-directional video communications between end users via the internet. The founders of this software company are also founding shareholders (and senior management) of Skype.
In remuneration of license rights granted to Skype, the software company receives a royalty fee which was $38,316 in 2004 (2003: $ nil) and which is capped at $2.0 million per year.
In addition to the license rights, in 2004, the Company also received consulting services from the same related party in connection with the development of their software and also applications. Costs incurred in relation to these consulting services, amounted to $1.6 million for the year ended December 31, 2004 (2003: $0.6 million).
As of December 31, 2004, the amount payable under this contract is $0.1 million (2003: $ nil). During the year 2004, a total amount of $1.5 million has been paid in relation to the above contract.

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 10 – RELATED PARTY TRANSACTIONS — CONTINUED
Consulting services
In August 2003, Skype signed an agreement to receive professional services from a minority shareholder of the Company. Such professional services consist of assistance for the development of the Skype software and the operating systems of Skype. Costs incurred in relation to these consulting services, amounted to $0.5 million for the year ended December 31, 2004 (2003: $0.2 million).
As of December 31, 2004, the amount payable under these contracts is $0.1 million (2003: $ nil). During the year 2004, a total amount of $0.4 million has been paid in relation to these consulting services.
NOTE 11 –SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
This caption includes the following items for 2004 and 2003:

	2004	2003
	US$ ‘000	US$ ‘000
Personal costs	1,129	43
Professional services	3,393	570
Travel expenses	887	—
Facilities	455	—
Marketing	1,568	—
Credit cards fines and provisions	1,365	—
Other	90	95

	8,887	708

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 12 –TAXES
The tax effects of significant items comprising the Group’s net deferred income tax asset/liability as of December 31, 2004 and 2003 are as follows:

	2004	2003
	US$’000	US$’000
Net operating and other loss carry forward	2,012	12
Difference between book and tax basis of assets and liabilities	562	—

Total deferred income tax assets	2,574	12
Valuation allowance	(2,574)	(12)

Deferred income tax assets, net of allowance	—	—

Deferred income tax liabilities:	—	—

Net deferred income tax asset	—	—

The reconciliation between statutory tax rate and effective tax rate is as follows:

	2004	2003
	US$ ‘000	US$ ‘000
Statutory tax rate	(166)	(45)
Effect of timing difference	562	—
Different tax rates on other jurisdictions	(271)	45

Income tax expense	125	—

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 12 –TAXES — CONTINUED
The Group has accumulated tax losses of $9,352,487 and $769,121 for the years ended December 31, 2004 and December 31, 2003 respectively. All of these losses relate to Luxembourg-based group entities. Net operating and other loss carry forwards can be carried forward for an unlimited period.
Realization of the Company’s deferred tax asset is dependent on the ability of the Company and its subsidiaries to generate sufficient taxable income to utilize reversing temporary differences and carry forwards within the carry forward periods or in the near future.
Skype operates in tax jurisdictions with rates ranging from 12.5% to 35%.
NOTE 13 – COMMITMENTS AND CONTINGENCIES
The Company and its subsidiaries are contingently liable with respect to lawsuits and other matters that arise in the normal course of business. Management is of the opinion that while it is impossible to ascertain the ultimate legal and financial liability with respect to these contingencies, the ultimate outcome of these contingencies is not anticipated to have a material effect on the Group’s financial position and operations.
Lease commitments
The Group has short-term lease commitments for office premises and servers. Future minimum lease payments under scheduled operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

Operating leases
US$ ‘000
2005	217
2006	9
2007 and thereafter	—

Total minimum lease payments	226
For the year ended December 31, 2004, the operational lease expenses amount to $20,639 (2003: $16,202).

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 14 – SUBSEQUENT EVENTS
Registered address
On May 3, 2005, the Board of Directors has approved the change of registered address to 15, rue Notre-Dame, L-2240 Luxembourg.
Stock Options
In 2005, the Board of Directors and Stockholders of the Company have approved the implementation of a stock option plan (“the Plan”). Options may be granted by the Board of Directors to employees on a discretionary basis within the limits established by law and the authorizations granted by the general meeting of the shareholders of the Company.
One option entitles the holder to subscribe to one ordinary share in the capital of the Company. The total number of ordinary shares available under the Plan shall not exceed 52,900, unless a new authorization is granted to the Board of Directors by a general meeting of shareholders of the Company. The options are valid for a period of 8 years from the effective grant date as indicated in the option agreement of each beneficiary and vest ratably generally over a 4-year vesting period. The option starts vesting retroactively on the date which the holder starts his employment or relationship with any Group Company. A seniority of one year in the Group is required in any case to acquire options, failing which all vested and unvested options lapse.
The strike price shall be based on a valuation of the ordinary shares of the Company approved by the Board of Directors. Vested and unvested options may be transferred subject to conditions and restrictions. The Plan’s rules are completed or amended according to territorial riders taking into account geographically based requirements applicable to specific grants.
Through October 5, 2005 grants for 35,756 options to employees, directors and consultants had been confirmed by the Board. The weighted average strike price of those options amounts to €209.51 ($251.91) per share and of which 13,965 options were vested as of October 5, 2005 (including those still subject to completion of the one year seniority requirement).

Skype Technologies S.A.
and Subsidiaries
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
As of December 31, 2004 and 2003
(expressed in USD)
NOTE 14 – SUBSEQUENT EVENTS — CONTINUED
As of October 5, 2005, no shares have been issued against option exercises.
Shareholders’ agreement with TOM Online
On August 17, 2005, the Company entered into a shareholders’ agreement with Tom Online (BVI) Limited and Tom Online Inc. (together “Tom Online”) by which Tom Online and the Group incorporated Tel-Online Limited. The objective of Tel-Online Limited is to create, market and distribute a customized version of the Skype software in China and to develop and host a mutually-branded website. Tom Online and the Group respectively own 51% and 49% of Tel-Online Limited. The Group invested $49 for its 49% shareholding.
Stockholders’ transactions
In July 2005, the Company issued 757 shares of series A-1 preferred stocks for a total nominal value of €946.25 ($1,137.77) per share against the exercise of outstanding warrants.
In October 2005, eBay Inc. (California, USA) acquired 100% of all shares of the Company for a total consideration approximating €2,100 million ($2,600 million) with an additional potential earn-out of up to €1,200 million ($1,500 million). At the acquisition date on October 14, 2005, all outstanding warrants were exercised and all preferred shares were converted into ordinary shares. In addition, the outstanding options on the Company’s shares were either exercised into ordinary shares, which were purchased by eBay Inc., or converted into eBay Inc. options.
Related parties
During July and August, the Group granted promissory notes to some of its senior management for a total amount of €2.0 million ($2.4 million). Such amounts were fully reimbursed on September 30, 2005. These promissory notes carried interest at LIBOR rate plus 0.02% per annum.